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                                                                   EXHIBIT 99.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                      VAST TECHNOLOGIES HOLDING CORPORATION

                                -----------------

VAST TECHNOLOGIES HOLDING CORPORATION, a Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST. That the Board of Directors of said corporation, at a meeting duly convened and held, adopted the following resolution:

         RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article FIRST of the Certificate of Incorporation be amended to read as follows:

         FIRST: The name of this corporation shall be:

         ARTICLE ONE SHOULD READ AS FOLLOWS:

         THE NAME OF THE CORPORATION SHALL BE
         ACCELERATED LEARNING LANGUAGES, INC.

         SECOND. That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Michael A. Drew, President, this 7th day of November, 2000.


                                          /s/ Michael A. Drew
                                          ------------------------------
                                          Authorized Officer